APPENDIX F

                                 BURNUP & SIMS INC.
                             1994 STOCK INCENTIVE PLAN

        1. Purpose. The purpose of the Burnup & Sims Inc. 1994 Stock Incentive Plan (the "Plan") is to increase the interest of the executives and other key salaried employees of Burnup & Sims Inc. (the "Company") and of its subsidiaries in the Company's business through the added incentive created by the opportunity afforded for stock ownership under the Plan. Such ownership will provide such employees with a further stake in the future welfare of the Company, and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries. Pursuant to the Plan, such employees will be offered the opportunity to acquire common stock through the grant of options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof.

             As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

        2. Administration of the Plan. The Plan shall be administered by the Compensation Committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not less than three (3) members of the Board and shall be constituted so as to permit the Plan to comply with the administration requirements of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934, as it may be amended from time to time (the "Exchange Act"), and Section
   162(m)(4)(C) of the Code. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

             In  administering the  Plan,  the  Committee  may adopt  rules  and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be of counsel to the Company, and shall not
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   incur  any liability for any action taken  in good faith in reliance upon the advice of counsel. The Committee shall determine the employees to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards. Within the limitations of the Plan, the number of shares for which options will be granted from time to time and the periods for which the options will be outstanding will be determined by the Committee.

             Each option or stock or other awards granted pursuant to the Plan shall be evidenced by an Option Agreement or Award Agreement (the "Agreement"). The Agreement shall not be a precondition to the granting of options or stock or other awards; however, no person shall have any rights under any option or stock or other awards granted under the Plan unless and until the optionee to whom such option or stock or other award shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of all Agreements. A fully executed original of the Agreement shall be provided to both the Company and the optionee.

             It is the intent of the Company that this Plan and options, stock and other awards hereunder satisfy, and be interpreted in a manner that, in the case of employees who have been granted an option or awarded stock under the Plan ("Participants") who are or may be subject to Section 16 of the Exchange Act ("Insiders"), satisfies the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under such Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any option, stock or other award would otherwise frustrate or conflict with the intent expressed in this Section 2, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.

        3. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 800,000 shares of the $0.10 par value common stock of the Company (the "Common Stock") of which 200,000 shares may be awarded as restricted stock, except that said numbers of shares shall be adjusted as provided in Paragraph 13. No employee shall receive,



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   over  the term of the Plan, awards  in the form of options, whether incentive stock options or options other than incentive stock options, to purchase more than 200,000 shares of Common Stock. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan; provided, however, that forfeited shares shall not be available for further awards if the employee has realized any benefits of ownership from such shares. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

        4. Eligibility. Key salaried employees, including officers, of the Company and its subsidiaries (but excluding non-employee directors) are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The employees who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee selected.

        5. Duration of the Plan. No award or option may be granted under the Plan after January 31, 2004, but awards or options theretofore granted may extend beyond that date.

        6. Terms and Conditions of Stock Options. All options granted under this Plan shall be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

             (a) The option price per share shall be determined by the Committee. However, subject to Paragraph 6(k), the option price of incentive stock options and other than incentive stock options shall not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the fair market value shall be the mean between the bid and asked prices at which



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        the  Common  Stock  is quoted  in  the  over-the-counter  market on  the
        relevant date  as reported by  NASDAQ or any  successor thereto.   If no
        such quotations are available on such date, the most recent date, within a reasonable time, upon which such quotations are available shall be
        used.   If at  any  time Common  Stock shall  be  listed on  a  national securities exchange, the mean between the highest and lowest prices at which the Common Stock is traded on such exchange on such date shall be used. If there is no sale of the Common Stock on such exchange on the date the option is granted, the mean between the bid and asked prices on such exchange at the close of the market on such date shall be deemed to be the fair market value of the Common Stock.

             (b) Each incentive stock option shall be exercisable during and over such period ending not later than ten years, or such later date as may be allowable under the Code, from the date it was granted, as may be determined by the Committee and stated in the Agreement. Each other option shall be exercisable during and over such period as may be determined by the Committee and stated in the Agreement.

             (c) All options shall become exercisable over a five-year period in equal increments of 20% per year beginning twelve months after the date of grant. An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty
        (50) shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

             (d) Each option shall state whether it will or will not be treated as an incentive stock option.

             (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment, except as provided in the Agreement, shall be




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                  (A)  in United States dollars by check or bank draft, or

                  (B) by tendering to the Company Common Stock shares already owned by the person exercising the option, which may include shares received as the result of a prior exercise of the option, and having a fair market value, as determined in Paragraph 6(a), on the date on which the option is exercised equal to the cash exercise price applicable to such option.

                  (C) by a combination of United States dollars and Common Stock shares as aforesaid, or

                  (D) in accordance with a cashless exercise program under which, if so instructed by the optionee, shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer.

             No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his or her option until he or she has given written notice of exercise of his or her option and paid in full for such shares.

             (f) Notwithstanding the foregoing, the Committee may, in its sole discretion, grant to a grantee of an option the right (hereinafter referred to as a "stock appreciation right") to elect, in the manner described below, in lieu of exercising his or her option for all or a portion of the shares of Common Stock covered by such option, to relinquish his or her option with respect to any or all of such shares and to receive from the Company a payment having a value equal to the amount by which (a) the fair market value, as determined in Paragraph 6(a), of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, exceeds (b) the total purchase price for that number of shares of Common Stock under the terms of such option. A grantee who makes such an election shall receive payment in the sole discretion of the Committee (i) in cash equal to such excess; or (ii) in the nearest whole number of shares of Common Stock of the Company having an aggregate value which is not greater than the cash amount calculated in



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        (i) above;  or (iii)  a combination  of (i)  and (ii)  above.   A  stock
        appreciation  right may be exercised  only when the  amount described in
        (a)  above exceeds the  amount described in  (b) above.   An election to
        exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Committee, is received at the Company's offices at One North University Drive, Fort
        Lauderdale,  Florida 33324.    An option  or  any portion  thereof  with
        respect  to  which  a   grantee  has  elected  to  exercise   the  stock
        appreciation rights described above shall be surrendered to the Company and such option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by such form of Agreement as
        the   Committee  may   prescribe.     The  Agreement   evidencing  stock
        appreciation rights shall be personal and will provide that they will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him.

             (g) An option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee of either the Company or of a subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code, unless such continuous employment is terminated by such employer, or by retirement under a retirement plan of the Company or a subsidiary, or otherwise terminated with the written consent of the employer. If such continuous employment is so terminated, the option may also be exercised within a period to be provided in the Agreement with the grantee not to exceed three years after such termination of continuous employment, but in no event later than the termination date of the option. If the grantee should die or become permanently disabled as determined by the Committee, at any time when the option, or any portion thereof, shall be exercisable by him, the option will be exercisable within a period provided for in the Agreement with the grantee of the option, not to exceed the three years next succeeding his or her termination of employment on account of death or permanent disability, by the optionee or person or persons to whom



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        his or her  rights under the option shall have passed  by will or by the laws of descent and distribution, but  in no event at a date  later than
        the  termination of  the  option.   The  Committee may  require  medical
        evidence of permanent disability, including medical examinations by physicians selected by it.

             (h) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

             (i) Notwithstanding any intent to grant incentive stock options, an option granted will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock (determined at the time of grant).

             (j) The Committee may, but need not, require such consideration from an optionee at the time of granting an option as it shall determine, either in lieu of, or in addition to, the limitations on exercisability provided in Paragraph 6(c).

             (k) No incentive stock option shall be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of one share of Common Stock, as determined in Paragraph 6(a), on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.



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        7.   Terms and Conditions  of Restricted  Stock Awards.   All awards  of
   restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

             (a) Awards of restricted stock may be in addition to or in lieu of option grants.

             (b) During a period set by the Committee at the time of each award of restricted stock (the "restriction period"), the recipient shall not be permitted to sell, transfer, pledge, or assign the shares of re-stricted stock; except that such shares may be used, if the award permits, to pay the option price of any option granted under the Plan provided an equal number of shares delivered to the optionee shall carry the same restrictions as the shares so used.

             (c) Shares of restricted stock shall become free of all restrictions if the recipient dies or his employment terminates by reason of permanent disability, as determined by the Committee, during the restriction period and, to the extent set by the Committee at the time of the award or later, if the recipient retires under a retirement plan of the Company or a subsidiary during such period. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Committee determines that any such recipient is not permanently disabled or that a retiree's restricted stock is not to become free of restrictions, the restricted stock held by either such recipient, as the case may be, shall be forfeited and revert to the Company.

             (d) Shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than death, permanent disability or, to the extent determined by the Committee, retirement under a retirement plan of the Company or a subsidiary except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, waives all or




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        part of the  application of this provision to  the restricted stock held by such recipient.

             (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

             (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period and the Company shall deliver Common Stock certificates evidencing such stock.

        8. Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under the Company's compensation practices to employees eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in stock or partly in stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock free of any restrictions imposed by the Plan. The number of shares of Common Stock payable in lieu of an amount of each bonus otherwise payable shall be determined by dividing such amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Paragraph 6(a).

        9. Change in Control. (a) In the event of a change in control of the Company, in addition to any action required or authorized by the terms of an Agreement, the Committee may, in its sole discretion, recommend that the Board take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

             (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding option or shares of restricted stock made pursuant to this Plan;



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             (ii)    offer  to purchase  any  outstanding  option  or shares  of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change in control; or

             (iii) make adjustments or modifications to outstanding options or with respect to restricted stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such change in control.

             Any such action approved by the Board shall be conclusive and binding on the Company and all Participants.

             (b) For purposes of this Section 9, a "change in control" shall be deemed to have occurred if at any time on or after March 15, 1994:

                  (1)  there shall be consummated

                       (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

                       (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                  (2) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (3) any "person," including a "group" as determined in accordance with Sections 13(d) and 14(d) of the Exchange Act, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 33% or more of the combined voting power of the Company's then outstanding Common



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             Stock,  provided that  such person,  immediately before  it becomes such 33% beneficial owner, is not (i) a wholly-owned subsidiary of the Company, (ii) an individual, or a spouse or a child of such individual, that on March 1, 1994, owned greater than 20% of the combined voting power of such Common Stock, or (iii) a trust,
             foundation  or   other  entity  controlled  by   an  individual  or
             individuals described in Section 9(b)(3)(ii); or

                  (4) individuals who constitute the Board on March 1, 1994 (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to March 1, 1994, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (4), considered as though such person were a member of the Incumbent Board.

             (c) In no event, however, may (1) any Option be exercised prior to the expiration of six (6) months from the date of grant, or (ii) any incentive stock option be exercised after ten (10) years from the date it was granted.

        10. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment.

        11.  Rights of Employees.  (a)    No person  shall  have  any rights  or
   claims under the Plan except in accordance with the provisions of the Plan.

             (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.



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        12.  Tax Withholding Obligations.  (a)   The payment  of taxes,  if any,
   upon the exercise of an option pursuant to Paragraph 6(e) or a stock appre-ciation right pursuant to Paragraph 6(f), shall be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if later; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee.

             (b) Recipients of restricted stock, pursuant to Paragraph 7, shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any awardee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee or otherwise entered into an agreement satisfactory to the Company providing for payment of withholding tax.

             (c) The Company shall withhold from any cash bonus described in Paragraph 8, an amount of cash sufficient to meet its tax withholding obligations.

        13. Changes in Capital. Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

        14.  Miscellaneous Provisions.  (a)   The Plan  shall be unfunded.   The
   Company shall not be required to establish any special or separate fund or to



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   make any  other segregation of assets  to assure the issuance  of shares upon exercise of any option under the Plan and issuance of shares upon exercise of options shall be subordinate to the claims of the Company's general creditors. Proceeds from the sale of shares of Common Stock pursuant to op-tions granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

             (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

             (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

             (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

             (e) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

        15.  Limits of  Liability.   (a)   Any  liability of  the  Company or  a
   subsidiary of  the Company to  any Participant with  respect to an  option or



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   stock  or  other award  shall be  based  solely upon  contractual obligations created by the Plan and the Agreement.

             (b) Neither the Company nor a subsidiary of the Company, nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

        16. Amendments. The Board may amend, alter or discontinue the Plan, including without limitation amendments necessary to qualify for an exemption or to comply with applicable law or regulations, provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock or option or stock bonus theretofore granted, without his or her written consent, or which, without the approval of the shareholders, would:

             (a) except as is provided in Paragraph 13, increase the maximum number of shares of Common Stock reserved for the purpose of the Plan;

             (b) except as is provided in Paragraph 6(f) and 13 of the Plan, decrease the option price of an incentive stock option to less than 100% of the fair market value, as determined in Paragraph 6(a), of a share of Common Stock on the date of the granting of the option;

             (c) change the class of persons eligible to receive an award of restricted stock or options under the Plan; or

             (d)  extend the duration of the Plan.

             The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his or her written consent.

        17. Duration. The Plan shall be adopted by the Board as of the date on which it is approved by a majority of the Company's stockholders, which approval must occur within the period ending twelve months after the date the Plan is adopted. The Plan shall terminate upon the earlier of the following dates or events to occur:

             (a) upon the adoption of a resolution of the Board terminating the Plan; or

             (b)  ten years from the date of adoption of the Plan by the Board.

             No such termination of the Plan shall affect the rights of any Participant hereunder and all options previously granted and restricted stock and stock bonus awarded hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.



























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